RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE REGISTERED ENGINEERING FIRM F-1580
621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303) 623-9147
FAX (303) 623-4258

Exhibit 23.2

Consent of Ryder Scott Company, L.P.

Samson Oil & Gas Limited
Level 36, Exchange Plaza
2 The Esplanade
Perth, Western Australia 6000

Ladies and Gentlemen:

We hereby consent to the use of the name Ryder Scott Company, to the inclusion of our Letter Report dated August 3, 2011, as attached as Exhibit 99.1 to the Annual Report on Form 10-K of Samson Oil & Gas Limited, and to the inclusion of information taken from the reserve reports prepared by us relating to the estimated quantities of Samson Oil & Gas Limited's proved reserves of oil and gas for the years ended June 30, 2011 and June 30, 2010 in this Form 10-K. We also consent to the incorporation by reference of information from our reports in Samson's Registration Statements on Form F-3 (Nos. 333-161199 and 333-153223) and Form S-8 (No. 333-173647) and related prospectuses.

Very Truly Yours,

Ryder Scott Company, L.P.

Ryder Scott Company, L.P.

Denver, Colorado
September 12, 2011